UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
__________________________________________

Pursuant to Section 13 or 15 (d) of
The Securities Exchange Act of 1934

April 25, 2006
Date of report (date of earliest event reported)

    FOREST LABORATORIES, INC.
 (Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	1-5438 (Commission File Number)	11-1798614 (I.R.S. Employer Identification Number)

909 Third Avenue New York, New York (Address of principal executive offices)		10022-4731 (Zip code)

(212) 421-7850
(Registrant's telephone number, including area code)

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition

    On April 25, 2006, the Registrant issued a press release announcing its results of operations for the quarter and year ended March 31, 2006. A copy of the press release is included with this report as Exhibit 99.

    The press release included certain non-GAAP earnings measures adjusted to exclude certain costs, expenses and other items as specified therein. Such non-GAAP measures exclude the impact, on a diluted earnings per share basis, of certain license and milestone payments, net of tax and the tax effect associated with the one-time repatriation of funds pursuant to the American Jobs Creation Act of 2004.

    We included these non-GAAP measures because they provide useful information to investors. In particular, they assist in meaningful period-to-period comparisons by excluding items which are not directly comparable between periods.

    Investors should consider these non-GAAP measures in addition to, and not as a substitute for, measures of financial performance prepared in accordance with GAAP.

Item 9.01. Financial Statements and Exhibits

    (c) Exhibit 99. Press release of Forest Laboratories, Inc. dated April 25, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 28, 2006

Forest Laboratories, Inc.
(Registrant)

/s/ Francis I. Perier, Jr.
 Francis I. Perier, Jr.
Senior Vice President - Finance and
Chief Financial Officer